UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2009

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33156 (Commission File Number)	20-4623678 (I.R.S. Employer Identification No.)

350 West Washington Street
 Suite 600
 Tempe, Arizona 85281
 (Address of Principal Executive Offices) (Zip Code)
 Registrant’s telephone number, including area code: (602) 414-9300

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01	Financial Statements and Exhibits
Signature
Exhibit 10.1	Employment Agreement and Change in Control Severance Agreement, each dated as of September 9, 2009, by and between First Solar, Inc. and Robert J. Gillette
Exhibit 99.1	Press Release of First Solar, Inc. dated September 3, 2009

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2009, First Solar, Inc. (“First Solar”) announced the appointment of Robert J. Gillette as Chief Executive Officer, and as a member of the Board of Directors, both appointments effective October 1, 2009.  Mr. Gillette will succeed Michael J. Ahearn, First Solar’s current Chief Executive Officer.  As previously announced, Mr. Ahearn will continue to serve in the full-time position of executive chairman.

Mr. Gillette, age 48, previously served as President and Chief Executive Officer of Honeywell Aerospace since January 2005.  Honeywell Aerospace, headquartered in Phoenix, Arizona, is Honeywell International's largest business group with current sales of more than $12 billion annually. In this role, Mr. Gillette led Honeywell Aerospace's three main businesses—Air Transport & Regional, Business & General Aviation, and Defense & Space—with more than 40,000 associates at nearly 100 worldwide manufacturing and service sites.  Prior to this assignment, Mr. Gillette had served as President and Chief Executive Officer of Honeywell Transportation Systems since July 2001. Mr. Gillette holds a bachelor's of science degree in Finance from Indiana University.

On September 9, 2009, First Solar entered into an employment agreement and a change in control severance agreement with Mr. Gillette (the “Employment Agreement” and the “Change in Control Severance Agreement,” respectively), which are included as Exhibit 10.1 to this Form 8-K. Under the terms of the Employment Agreement, Mr. Gillette is entitled to an annual base salary of $850,000 (subject to annual increases at First Solar’s discretion).  Mr. Gillette’s annual bonus will be determined each year by the Compensation Committee of the Board of Directors, in its sole discretion, taking into account individual performance and the performance of First Solar; provided that (i) Mr. Gillette’s target bonus opportunity for each of fiscal years 2009 and 2010 will be 100% of his annual salary and (ii) Mr. Gillette’s annual bonus for fiscal year 2009 will be at least $850,000 (without proration) and subject to upward adjustment based on performance.  With respect to fiscal years 2009 and 2010, Mr. Gillette will be provided with annual restricted stock unit awards under First Solar’s Amended and Restated 2006 Omnibus Incentive Compensation Plan or the successor to such plan with an annual grant date value of $5,000,000 (valuing such awards consistently with First Solar’s practices for other senior executives).  Mr. Gillette will not receive any compensation in connection with his service as a member of First Solar’s Board of Directors.

First Solar will compensate Mr. Gillette for amounts forfeited with his current employer with the following initial equity grants and cash payments.  Mr. Gillette will be granted (i) fully vested First Solar shares having an aggregate fair market value on the date of grant equal to $3,250,000; (ii) fully vested First Solar stock options having an aggregate Black-Scholes value on the date of grant equal to $3,250,000; and (iii) restricted stock units having an aggregate fair market value on the date of grant equal to $6,500,000 and subject to cliff-vesting on the second anniversary of the date of grant (“initial RSUs”), with no early acceleration triggers other than change in control.  The foregoing awards will be granted as soon as practicable following Mr. Gillette’s first day of employment with First Solar but no later than 15 days thereafter.  Mr. Gillette will also be paid a sign-on bonus of $5,000,000 in cash, 50% to be paid as soon as practicable following Mr. Gillette’s first day of employment with First Solar, but no later than 15 days thereafter, and the other 50% to be paid on the first anniversary of Mr. Gillette’s first day of employment with First Solar, regardless of whether Mr. Gillette remains employed with First Solar through the applicable payment date.

Mr. Gillette will also be eligible to participate in First Solar’s standard employee benefit programs and will be entitled to benefits and perquisites consistent with those provided to other senior executives of First Solar.

In the event of a termination of employment by First Solar without cause outside the change in control protection period (as described below), Mr. Gillette will receive cash severance equal to two times his annual salary, subject to delivery of a release of claims, as well as medical coverage for 24 months or until such time as Mr. Gillette obtains coverage under any other medical benefits plan.  In addition, in the event Mr. Gillette’s employment is terminated without cause or due to his death or disability outside the change in control protection period, then other than with respect to the initial RSUs which do not provide for accelerated vesting, any equity award (or portion thereof) that would have vested or become exercisable by its terms within 12 months following the date of Mr. Gillette’s termination of employment (assuming he continued to perform services for such 12-month period) will become vested or exercisable as of the date of his termination of employment.

As set forth in the Change in Control Severance Agreement, in the event of a termination of Mr. Gillette’s employment by First Solar without cause or by Mr. Gillette for good reason within the two years following a change in control (or prior to a change in control at the request of the third party effecting the change in control), such period the “change in control protection period”, Mr. Gillette will receive (i) a prorated target bonus (or if higher a prorated bonus based on the average bonuses paid to Mr. Gillette over the 3 years preceding the change in control), (ii) cash severance equal to two times the sum of his annual salary and bonus, (iii) continued health and welfare benefits for 18 months, (iv) up to $20,000 in expenses for outplacement services, subject to delivery of a release of claims, and (v) full vesting of all of his equity awards.  In addition, the Company will provide a tax gross up for parachute excise taxes unless it is determined that payments to Mr. Gillette do not exceed 110% of the amount that could be paid to him without incurring such excise taxes (a “safe harbor amount”), in which case payments shall be reduced to the safe harbor amount.

Mr. Gillette has also entered into a separate confidentiality and intellectual property agreement and a non-competition and non-solicitation agreement, the terms of which agreements are consistent in all material respects to the forms of these agreements that First Solar has previously entered into with its executive officers.  Pursuant to the non-competition and non-solicitation agreement, Mr. Gillette is subject to certain restrictions on competition and solicitation during his employment with First Solar and for two years thereafter.  The forms of these agreements and First Solar’s Amended and Restated 2006 Omnibus Incentive Compensation Plan are described in First Solar’s Proxy Statement for its 2009 Annual Meeting of Stockholders, which First Solar filed with the Securities and Exchange Commission.

The foregoing description of the Employment Agreement and the Change in Control Severance Agreement is qualified in its entirety by reference to the full text of such agreements, which are filed as Exhibit 10.1 to this Form 8-K and are incorporated by reference herein.

Mr. Gillette is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On September 3, 2009, First Solar issued a press release regarding Mr. Gillette’s appointment, which is included as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
10.1	Employment Agreement and Change in Control Severance Agreement, each dated as of September 9, 2009, by and between First Solar, Inc. and Robert J. Gillette
99.1	Press Release of First Solar dated September 3, 2009

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.
Date: September 10, 2009	By:	/s/ Mary Beth Gustaffson
		Name:	Mary Beth Gustafsson
		Title:	Vice President, General Counsel